Keurig Dr Pepper Reports Strong Q2 2020 Results
Reaffirms Full Year 2020 Guidance

BURLINGTON, MA and PLANO, TX (July 30, 2020) - Keurig Dr Pepper Inc. (NYSE: KDP) today reported strong financial results for the second quarter ended June 30, 2020 and reaffirmed guidance for the year.

On a GAAP basis, net sales in the second quarter of 2020 increased 1.8% and diluted earnings per share totaled $0.21, compared to $0.22 in the year-ago period. Constant currency net sales in the second quarter advanced 2.9% versus year ago and Adjusted(1) diluted EPS grew 10% to $0.33.

Commenting on the announcement, Chairman and CEO Bob Gamgort stated, “Since its formation in 2018, KDP has delivered strong and balanced financial performance. Our second quarter results demonstrated the ability of our broad beverage portfolio, unique routes to market and culture of execution to deliver growth in the most challenging of environments. I am proud of and grateful for our 26,000 employees who have stepped up in the face of adversity to deliver for our customers, consumers and communities, while supporting each other during this uncertain time. Despite the expectation for significant volatility ahead, we remain confident in both our business model and organization to continue to execute well to deliver on the guidance we reaffirmed today.”

Second Quarter Consolidated Results

Net sales for the second quarter of 2020 increased 1.8% to $2.86 billion, compared to $2.81 billion in the year-ago period. On a constant currency basis, net sales advanced 2.9%, reflecting strong volume/mix growth of 4.3%, partially offset by lower net price realization of 1.4%. COVID-19 had a significant impact on the beverage industry during the quarter, requiring KDP to navigate the challenging environment to deliver balanced growth in the quarter. Highlights of net sales performance by segment include:

•
Coffee Systems: Significant growth in brewers and K-Cup coffee pods for at-home consumption more than offset a significant drop-off in the office coffee and hospitality businesses. E-commerce demonstrated particular strength during the quarter, reflecting an acceleration of consumers shifting some of their purchases to the on-line channel, including at the Keurig.com retail site.

•
Packaged Beverages: Strong in-market execution, leading to share growth in the majority of KDP’s cold beverage segments, more than offset the decline in convenience and gas channels due to reduced consumer mobility. Recent successful innovation also contributed to the strong performance in the quarter.

•	Beverage Concentrates: Declined due to the fountain foodservice component of the business, which services restaurants and hospitality, reflecting changes in consumer behavior.

•	Latin America Beverages experienced a modest negative impact due to limited consumer mobility in Mexico.

1 Adjusted financial metrics used in this release are non-GAAP. See reconciliations of GAAP results to Adjusted results in the accompanying tables.

KDP in-market performance(2) in tracked channels in the second quarter of 2020 continued to be very strong, with market share advancing in the majority of the Company’s key categories, including CSDs(3), premium unflavored water, shelf stable fruit drinks, shelf stable vegetable juice and shelf stable apple juice and apple sauce. This performance reflected the strength of Dr Pepper and Canada Dry CSDs, CORE hydration and evian premium water, Snapple juice drinks, Clamato vegetable juice and Motts apple juice and apple sauce. In coffee, retail consumption of single-serve pods manufactured by KDP grew nearly 15% in IRi tracked channels, with dollar market share of KDP manufactured pods remaining strong at 82% and improving share trends in KDP’s owned and licensed brand portfolio.

New product introductions, most notably Dr Pepper & Cream Soda and Canada Dry Bold and, to a lesser extent, Snapple Lemonades supported the strength of the Packaged Beverages segment, while the new The Original Donut Shop One Step Lattes and ongoing successful brewer innovation, including the most recent K-Duo and K-Slim introductions, supported the strength of the Coffee Systems segment.

GAAP operating income decreased 4.4% to $561 million in the second quarter of 2020, compared to $587 million in the year-ago period, including the unfavorable year-over-year impact of items affecting comparability, which include certain COVID-19 related expenses, as well as lower pricing, inflation in input costs and logistics and higher operating costs associated with increased consumer demand. Partially offsetting these factors were lower marketing and other discretionary expenses, productivity and merger synergies and the strong growth in net sales. Excluding items affecting comparability, Adjusted operating income increased 10.4% to $775 million, compared to $702 million in the year-ago period, and Adjusted operating margin advanced 210 basis points to 27.1%. On a constant currency basis, Adjusted operating income grew 11.1%.

The COVID-19 related operating costs incurred in the second quarter of 2020 totaled $75 million, of which $63 million were recognized as items affecting comparability and consisted of temporary compensation increases and incentives for front-line employees, as well as incremental safety and sanitation expenses. The balance of the COVID-19 related costs in the quarter, which consisted of inventory write-downs and bad debt expense, are included in the Company’s Adjusted results.

GAAP net income in the second quarter of 2020 decreased 5.1% to $298 million, or $0.21 per diluted share, compared to GAAP net income of $314 million, or $0.22 per diluted share, in the year-ago period, reflecting the decline in GAAP operating income, a higher effective tax rate resulting from the comparison to favorable discrete tax items and valuation adjustments in the prior year period and higher interest expense, as well as the unfavorable year-over-year impact of items affecting comparability, partially offset by an increase in non-operating income. Adjusted net income advanced 10.9% in the second quarter of 2020 to $469 million, compared to $423 million in the year-ago period and Adjusted diluted EPS advanced 10% to $0.33, compared to $0.30 in the year-ago period.

The Company generated strong free cash flow totaling $524 million in the second quarter of 2020, enabling KDP to reduce bank debt by approximately $274 million. The Company’s management leverage ratio declined from 4.9x at the end of the second quarter of 2019 to 4.0x at the end of the second quarter of 2020, primarily driven by ongoing debt reduction and earnings growth. Since the close of the merger in July 2018, KDP’s management leverage ratio has declined 2.0x.

2 In-market performance (retail consumption; market share) based on Keurig Dr Pepper’s custom IRi category definitions.
3 CSD refers to "Carbonated Soft Drink".

Second Quarter Segment Results

Coffee Systems
Net sales for the second quarter of 2020 increased 5.4% to $1.04 billion, compared to $0.99 billion in the year-ago period, reflecting higher volume/mix of 8.3%, partially offset by lower net price realization of 2.5% and unfavorable foreign currency translation of 0.4%. On a constant currency basis, net sales increased 5.8% in the quarter.

The volume/mix increase of 8.3% versus year-ago was driven by strong pod volume growth of 9.5%, with a large increase in the at-home business, partially offset by a significant decline in the away-from-home office and hospitality businesses. Brewer volume increased 11.6%, on 19% growth in the year-ago period, reflecting successful innovation introduced over the past 12 months and investments to drive household penetration.

Operating income increased 1.0% to $290 million in the second quarter of 2020, compared to $287 million in the year-ago period, reflecting the benefits of the strong net sales growth and continued productivity and merger synergies, partially offset by the unfavorable year-over-year impact of items affecting comparability, including costs related to COVID-19 and an increase in a litigation reserve. In the second quarter of 2020, the segment incurred $17 million of costs related to COVID-19, of which $9 million were treated as items affecting comparability. Excluding these and other items affecting comparability, Adjusted operating income in the quarter increased 9.7% to $363 million, compared to $331 million in the year-ago period, and Adjusted operating margin advanced 140 basis points to 34.8%. On a constant currency basis, Adjusted operating income increased 10.0%.

Packaged Beverages
Net sales for the second quarter of 2020 advanced 6.2% to $1.39 billion, compared to $1.31 billion in the year-ago period, reflecting strong volume/mix growth of 6.6%, partially offset by lower net price realization of 0.3% and unfavorable foreign currency translation of 0.1%. The net sales performance reflected strength in CSDs, juice and juice drinks, apple sauce and mixers, partially offset by lower net sales of premium water, driven by softness in convenience and gas channels as consumer mobility was limited. Driving the net sales performance in the quarter were Canada Dry, including the recently launched Canada Dry Bold, and Dr Pepper, including the recently launched Dr Pepper & Cream Soda. Also supporting the net sales growth were A&W, 7UP, Squirt, A Shoc, Real Lemon, Sunkist, Motts and Clamato, as well as increased contract manufacturing, partially offset by the Snapple tea business and Bai.

Operating income increased approximately 12% to $208 million in the second quarter of 2020, compared to $186 million in the year-ago period, reflecting the strong net sales growth, lower discretionary expenses, including marketing, and continued productivity and merger synergies. These growth drivers were partially offset by higher manufacturing and logistics costs to meet the strong consumer demand in the quarter, as well as the unfavorable year-over-year impact of items affecting comparability, including costs related to COVID-19. In the second quarter of 2020, the segment incurred $54 million of costs related to COVID-19, all of which were treated as items affecting comparability. Excluding these and other items affecting comparability, Adjusted operating income increased 42% to $269 million, compared to $190 million in the year-ago period, and Adjusted operating margin advanced 480 basis points to 19.3%.

Beverage Concentrates
Net sales for the second quarter of 2020 decreased 16.5% to $309 million, compared to $370 million in the year-ago period, reflecting unfavorable volume/mix of 11.4%, lower net price realization of 4.8% and unfavorable foreign currency translation of 0.3%. The volume/mix performance reflected a significant decline to the fountain foodservice business, which services the restaurant and hospitality sectors, due to the shelter-in-place consumer behavior during the quarter.

Total shipment volume versus year-ago declined 10.5% in the second quarter of 2020, primarily reflecting the impact of COVID-19 on the fountain foodservice business. Dr Pepper and Crush net sales were the most impacted in the quarter. Bottler case sales decreased approximately 7% in the second quarter of 2020.

Operating income decreased 9.8% to $220 million in the second quarter of 2020, compared to $244 million in the year-ago period, reflecting the decline in net sales and modest COVID-19 costs, partially offset by lower discretionary expenses, including marketing. Excluding items affecting comparability, Adjusted operating income decreased 9.8% to $222 million, compared to $246 million in the year-ago period, resulting in Adjusted operating margin increasing 530 basis points versus year-ago to 71.8%. On a constant currency basis, Adjusted operating income declined 9.3%.

Latin America Beverages
Net sales for the second quarter of 2020 decreased 14.9% to $120 million, compared to net sales of $141 million in the year-ago period, largely reflecting the unfavorable impact of foreign currency translation. On a constant currency basis, net sales increased 1.4% in the quarter, reflecting net price realization of 6.1%, partially offset by a 4.7% decline in volume/mix, largely related to COVID-19 impacts in Mexico.

Operating income decreased to $21 million in the second quarter of 2020, compared to $26 million in the year-ago period, reflecting the unfavorable impacts of the lower net sales, foreign currency transaction expense and the unfavorable year-over-year impact of items affecting comparability. Partially offsetting these factors were continued productivity and lower marketing expense. Excluding items affecting comparability, Adjusted operating income increased 15% to $23 million in the second quarter of 2020, compared to $20 million in the year-ago period, resulting in Adjusted operating margin advancing 500 basis points versus year-ago to 19.2%. On a constant currency basis, Adjusted operating income increased 30%.

KDP Outlook for 2020
Given the Company’s diverse brand portfolio and extensive distribution network, which combined, have enabled the Company to successfully navigate the volatility caused by COVID-19 to date, the Company has confidence in its ability to deliver continued growth in the second half of the year.

Specifically, for the full-year 2020, KDP continues to expect constant currency net sales growth in the range of 3% to 4%. The Company also continues to expect full-year 2020 Adjusted diluted EPS growth in the range of 13% to 15%, or $1.38 to $1.40 per diluted share, given the significant visibility and control the Company maintains over its cost structure, including strong cost management, productivity programs and merger synergies. Finally, the Company continues to expect its management leverage ratio in the range of 3.5x to 3.8x at year end 2020 and its management leverage ratio to be below 3.0x within two to three years of the July 2018 merger closing.

Investor Contacts:
Tyson Seely
Keurig Dr Pepper
T: 781-418-3352 / tyson.seely@kdrp.com

Steve Alexander
Keurig Dr Pepper
T: 972-673-6769 / steve.alexander@kdrp.com

Media Contact:
Katie Gilroy
Keurig Dr Pepper
T: 781-418-3345 / katie.gilroy@kdrp.com

About Keurig Dr Pepper
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue in excess of $11 billion and nearly 26,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott's®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit, www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the combination of Keurig Green Mountain, Inc. (“KGM”) and Dr Pepper Snapple Group, Inc. (“DPSG” and such combination, the “transaction”), the anticipated benefits of the transaction, including estimated synergies and cost savings, the long-term merger targets, and other statements that are not historical facts. These statements are based on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are subject to a number of risks and uncertainties regarding the company’s business and the transaction and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the impact the significant additional debt incurred in connection with the transaction may have on our ability to operate our business, (ii) risks relating to the integration of the KGM and DPS operations, products and employees into the combined company and assumption of certain potential liabilities of KGM and the possibility that the anticipated synergies and other benefits of the transaction, including cost savings, will not be realized or will not be realized within the expected timeframe, (iii) the impact of the global COVID-19 pandemic, and (iv) risks relating to the businesses and the industries in which our combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K, and our subsequent filings with the SEC. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted operating income, Adjusted net income, Adjusted diluted EPS and Free Cash Flow, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, including one-time costs related to the transaction and integration activities, which are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this release and included in the Company’s filings with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Second Quarter and First Six Months of 2020 and 2019
(Unaudited, in millions, except per share data)

	Second Quarter		First Six Months
(in millions, except per share data)	2020	2019	2020	2019
Net sales	$2,864	$2,812	$5,477	$5,316
Cost of sales	1,302	1,186	2,463	2,292
Gross profit	1,562	1,626	3,014	3,024
Selling, general and administrative expenses	1,001	1,028	2,029	1,939
Other operating (income) expense, net	—	11	(42)	—
Income from operations	561	587	1,027	1,085
Interest expense	157	170	310	339
Loss on early extinguishment of debt	2	—	4	9
Impairment on investment and note receivable	—	—	86	—
Other (income) expense, net	(4)	1	16	6
Income before provision for income taxes	406	416	611	731
Provision for income taxes	108	102	157	187
Net income	$298	$314	$454	$544

Earnings per common share:
Basic	$0.21	$0.22	$0.32	$0.39
Diluted	0.21	0.22	0.32	0.38
Weighted average common shares outstanding:
Basic	1,407.2	1,406.7	1,407.1	1,406.5
Diluted	1,421.5	1,419.2	1,420.8	1,418.5

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2020 and December 31, 2019
(Unaudited, in millions, except shares and per share data)

	June 30,	December 31,
(in millions, except share and per share data)	2020	2019
Assets
Current assets:
Cash and cash equivalents	$149	$75
Restricted cash and restricted cash equivalents	28	26
Trade accounts receivable, net	1,010	1,115
Inventories	747	654
Prepaid expenses and other current assets	306	403
Total current assets	2,240	2,273
Property, plant and equipment, net	2,071	2,028
Investments in unconsolidated affiliates	102	151
Goodwill	19,968	20,172
Other intangible assets, net	23,785	24,117
Other non-current assets	831	748
Deferred tax assets	29	29
Total assets	$49,026	$49,518
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,377	$3,176
Accrued expenses	940	939
Structured payables	182	321
Short-term borrowings and current portion of long-term obligations	2,256	1,593
Other current liabilities	543	445
Total current liabilities	7,298	6,474
Long-term obligations	11,849	12,827
Deferred tax liabilities	5,922	6,030
Other non-current liabilities	1,034	930
Total liabilities	26,103	26,261
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,407,193,674 and 1,406,852,305 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	14	14
Additional paid-in capital	21,624	21,557
Retained earnings	1,613	1,582
Accumulated other comprehensive (income) loss	(328)	104
Total stockholders' equity	22,923	23,257
Total liabilities and stockholders' equity	$49,026	$49,518

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Second Quarter of 2020 and 2019
(Unaudited, in millions)

	First Six Months
(in millions)	2020	2019
Operating activities:
Net income	$454	$544
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	183	172
Amortization of intangibles	66	63
Other amortization expense	76	90
Provision for sales returns	20	16
Deferred income taxes	(29)	(5)
Employee stock-based compensation expense	42	34
Loss on early extinguishment of debt	4	9
Gain on disposal of property, plant and equipment	(40)	(8)
Unrealized loss (gain) on foreign currency	12	(25)
Unrealized loss on derivatives	76	43
Equity in loss of unconsolidated affiliates	18	27
Impairment on investment and note receivable of unconsolidated affiliate	86	—
Other, net	36	8
Changes in assets and liabilities:
Trade accounts receivable	58	68
Inventories	(101)	(56)
Income taxes receivable and payables, net	69	64
Other current and non-current assets	(234)	(149)
Accounts payable and accrued expenses	260	339
Other current and non-current liabilities	6	(31)
Net change in operating assets and liabilities	58	235
Net cash provided by operating activities	1,062	1,203
Investing activities:
Acquisitions of businesses	—	(8)
Issuance of related party note receivable	(6)	(14)
Investments in unconsolidated affiliates	—	(11)
Purchases of property, plant and equipment	(276)	(118)
Proceeds from sales of property, plant and equipment	202	19
Purchases of intangibles	(15)	(4)
Other, net	3	22
Net cash used in investing activities	(92)	(114)
Financing activities:
Proceeds from controlling shareholder stock transactions	22	—
Proceeds from unsecured credit facility	1,850	—
Proceeds from senior unsecured notes	1,500	—
Proceeds from term loan	—	2,000
Net (payment) issuance of commercial paper	(836)	381
Proceeds from structured payables	86	78
Payments on structured payables	(227)	(9)
Payments on senior unsecured notes	(250)	(250)
Payment on unsecured credit facility	(1,850)	—
Payments on term loan	(730)	(2,848)
Payments on finance leases	(24)	(19)
Cash dividends paid	(423)	(423)
Other, net	(19)	10
Net cash used in financing activities	(901)	(1,080)
Cash, cash equivalents, restricted cash and restricted cash equivalents — net change from:
Operating, investing and financing activities	69	9
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(3)	12
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	111	139
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$177	$160

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

	Second Quarter		First Six Months
(in millions)	2020	2019	2020	2019
Net Sales
Coffee Systems	$1,043	$990	$2,016	$1,958
Packaged Beverages	1,392	1,311	2,609	2,427
Beverage Concentrates	309	370	615	674
Latin America Beverages	120	141	237	257
Total net sales	$2,864	$2,812	$5,477	$5,316

Income from Operations
Coffee Systems	$290	$287	$562	$580
Packaged Beverages	208	186	397	335
Beverage Concentrates	220	244	417	445
Latin America Beverages	21	26	48	37
Unallocated corporate costs	(178)	(156)	(397)	(312)
Total income from operations	$561	$587	$1,027	$1,085

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis.
For the second quarter and first six months of 2020 and 2019, we define our Adjusted non-GAAP financial measures as certain financial statement captions and metrics adjusted for certain items affecting comparability. The items affecting comparability are defined below.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP and do not have an offsetting risk reflected within the financial results; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger and Keurig Acquisition; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense attributable to the matching awards made to employees who made an initial investment in the Keurig Green Mountain, Inc. Executive Ownership Plan, the Keurig Dr Pepper Omnibus Incentive Plan of 2009 or the Keurig Dr Pepper Inc. Omnibus Incentive Plan of 2019; and (vi) other certain items that are excluded for comparison purposes to prior year periods.
For second quarter and first six months of 2020, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) transaction costs for significant business combinations (completed or abandoned) excluding the DPS Merger; (iv) costs related to significant nonroutine legal matters; (v) the loss on early extinguishment of debt related to the redemption of debt; (vi) incremental temporary costs to our operations related to risks associated with the COVID-19 pandemic and (vii) impairment recognized on equity method investment with Bedford.
Incremental costs to our operations related to risks associated with the COVID-19 pandemic include incremental expenses incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic. We believe removing these costs reflects how management views our business results on a consistent basis.
For second quarter and first six months of 2019, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) transaction costs for significant business combinations (completed or abandoned) excluding the DPS Merger; (iv) costs related to significant nonroutine legal matters; (v) the impact of the step-up of acquired inventory not associated with the DPS Merger (vi) the loss on early extinguishment of debt related to the redemption of debt and (vii) the loss related to the February 2019 organized malware attack on our business operation networks in the Coffee Systems segment.
For the second quarter and first six months of 2020 and 2019, the supplemental financial data set forth below includes reconciliations of Adjusted income from operations, Adjusted net income and Adjusted diluted EPS to the applicable financial measure presented in the unaudited condensed consolidated financial statement for the same period.
Reconciliations for these items are provided in the tables below.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the Second Quarter of 2020
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$1,302	$1,562	54.5%	$1,001	$561	19.6%
Items Affecting Comparability:
Mark to market	(29)	29		16	13
Amortization of intangibles	—	—		(33)	33
Stock compensation	—	—		(8)	8
Restructuring and integration costs	—	—		(52)	52
Productivity	(2)	2		(17)	19
Nonroutine legal matters	—	—		(26)	26
COVID-19	(18)	18		(45)	63
Adjusted GAAP	$1,253	$1,611	56.3%	$836	$775	27.1%

	Interest expense	Loss on early extinguishment of debt	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Reported	$157	$2	$406	$108	26.6%	$298	1,421.5	$0.21
Items Affecting Comparability:
Mark to market	(3)	—	16	5		11		0.01
Amortization of intangibles	—	—	33	9		24		0.02
Amortization of deferred financing costs	(3)	—	3	—		3		—
Amortization of fair value debt adjustment	(6)	—	6	1		5		—
Stock compensation	—	—	8	2		6		—
Restructuring and integration costs	—	—	52	12		40		0.03
Productivity	—	—	19	4		15		0.01
Loss on early extinguishment of debt	—	(2)	2	1		1		—
Nonroutine legal matters	—	—	26	7		19		0.01
COVID-19	—	—	63	16		47		0.03
Adjusted GAAP	$145	$—	$634	$165	26.0%	$469	1,421.5	$0.33
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the Second Quarter of 2019
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating (income) expense, net	Income from operations	Operating margin
Reported	$1,186	$1,626	57.8%	$1,028	$11	$587	20.9%
Items Affecting Comparability:
Mark to market	11	(11)		(3)	—	(8)
Amortization of intangibles	—	—		(32)	—	32
Stock compensation	—	—		(8)	—	8
Restructuring and integration costs	(1)	1		(37)	—	38
Productivity	(1)	1		(23)	(9)	33
Transaction costs	—	—		(1)	—	1
Nonroutine legal matters	—	—		(8)	—	8
Malware Incident	—	—		(3)	—	3
Adjusted GAAP	$1,195	$1,617	57.5%	$913	$2	$702	25.0%

	Interest expense	Other (income) expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Reported	$170	$1	$416	$102	24.5%	$314	1,419.2	$0.22
Items Affecting Comparability:
Mark to market	(16)	(2)	10	4		6		—
Amortization of intangibles	—	—	32	9		23		0.02
Amortization of deferred financing costs	(3)	—	3	1		2		—
Amortization of fair value debt adjustment	(6)	—	6	1		5		—
Stock compensation	—	—	8	2		6		—
Restructuring and integration costs	—	—	38	11		27		0.02
Productivity	—	—	33	7		26		0.02
Transaction costs	(7)	—	8	2		6		—
Nonroutine legal matters	—	—	8	2		6		—
Malware Incident	—	—	3	1		2		—
Adjusted GAAP	$138	$(1)	$565	$142	25.1%	$423	1,419.2	$0.30
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the First Six Months Ended June 30, 2020
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$2,463	$3,014	55.0%	$2,029	$1,027	18.8%
Items Affecting Comparability:
Mark to market	(44)	44		(27)	71
Amortization of intangibles	—	—		(66)	66
Stock compensation	—	—		(15)	15
Restructuring and integration costs	—	—		(104)	104
Productivity	(18)	18		(55)	73
Nonroutine legal matters	—	—		(35)	35
COVID-19	(19)	19		(49)	68
Adjusted GAAP	$2,382	$3,095	56.5%	$1,678	$1,459	26.6%

	Interest expense	Loss on early extinguishment of debt	Impairment on investment and note receivable	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Reported	$310	$4	$86	$611	$157	25.7%	$454	1,420.8	$0.32
Items Affecting Comparability:
Mark to market	(27)	—	—	98	26		72		0.05
Amortization of intangibles	—	—	—	66	18		48		0.03
Amortization of deferred financing costs	(6)	—	—	6	1		5		—
Amortization of fair value debt adjustment	(12)	—	—	12	3		9		0.01
Stock compensation	—	—	—	15	3		12		0.01
Restructuring and integration costs	—	—	—	104	26		78		0.05
Productivity	—	—	—	73	19		54		0.04
Loss on early extinguishment of debt	—	(4)	—	4	1		3		—
Impairment on investment	—	—	(86)	86	21		65		0.05
Nonroutine legal matters	—	—	—	35	9		26		0.02
COVID-19	—	—	—	68	17		51		0.04
Adjusted GAAP	$265	$—	$—	$1,178	$301	25.6%	$877	1,420.8	$0.62
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN REPORTED ITEMS TO CERTAIN NON-GAAP ADJUSTED ITEMS
For the First Six Months Ended June 30, 2019
(Unaudited, in millions, except per share data)

	Cost of sales	Gross profit	Gross margin	Selling, general and administrative expenses	Income from operations	Operating margin
Reported	$2,292	$3,024	56.9%	$1,939	$1,085	20.4%
Items Affecting Comparability:
Mark to market	(1)	1		9	(8)
Amortization of intangibles	—	—		(63)	63
Stock compensation	—	—		(15)	15
Restructuring and integration costs	(2)	2		(97)	99
Productivity	(4)	4		(29)	42
Transaction costs	—	—		(1)	1
Nonroutine legal matters	—	—		(15)	15
Inventory step-up	(3)	3		—	3
Malware incident	(2)	2		(6)	8
Adjusted GAAP	$2,280	$3,036	57.1%	$1,722	$1,323	24.9%

	Interest expense	Loss on early extinguishment of debt	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Weighted Average Diluted shares	Diluted earnings per share
Reported	$339	$9	$731	$187	25.6%	$544	1,418.5	$0.38
Items Affecting Comparability:
Mark to market	(45)	—	37	11		26		0.02
Amortization of intangibles	—	—	63	17		46		0.03
Amortization of deferred financing costs	(7)	—	7	2		5		—
Amortization of fair value debt adjustment	(13)	—	13	2		11		0.01
Stock compensation	—	—	15	4		11		0.01
Restructuring and integration costs	—	—	99	26		73		0.05
Productivity	—	—	42	9		33		0.02
Transaction costs	(12)	—	13	3		10		0.01
Loss on early extinguishment of debt	—	(9)	9	2		7		—
Nonroutine legal matters	—	—	15	4		11		0.01
Inventory step-up	—	—	3	1		2		—
Malware incident	—	—	8	2		6		—
Adjusted GAAP	$262	$—	$1,055	$270	25.6%	$785	1,418.5	$0.55
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT ITEMS TO CERTAIN NON-GAAP ADJUSTED SEGMENT ITEMS
(Unaudited)

(in millions)	Reported	Items Affecting Comparability	Adjusted GAAP
For the second quarter of 2020:
Income from Operations
Coffee Systems	$290	$73	$363
Packaged Beverages	208	61	269
Beverage Concentrates	220	2	222
Latin America Beverages	21	2	23
Unallocated corporate costs	(178)	76	(102)
Total income from operations	$561	$214	$775

For the second quarter of 2019:
Income from Operations
Coffee Systems	$287	$44	$331
Packaged Beverages	186	4	190
Beverage Concentrates	244	2	246
Latin America Beverages	26	(6)	20
Unallocated corporate costs	(156)	71	(85)
Total income from operations	$587	$115	$702
Numbers may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT ITEMS TO CERTAIN NON-GAAP ADJUSTED SEGMENT ITEMS
(Unaudited)

(in millions)	Reported	Items Affecting Comparability	Adjusted GAAP
For the first six months of 2020:
Income from Operations
Coffee Systems	$562	$148	$710
Packaged Beverages	397	75	472
Beverage Concentrates	417	2	419
Latin America Beverages	48	2	50
Unallocated corporate costs	(397)	205	(192)
Total income from operations	$1,027	$432	$1,459

For the first six months of 2019:
Income from Operations
Coffee Systems	$580	$86	$666
Packaged Beverages	335	15	350
Beverage Concentrates	445	2	447
Latin America Beverages	37	(5)	32
Unallocated corporate costs	(312)	140	(172)
Total income from operations	$1,085	$238	$1,323

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(Unaudited)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income	$1,164
Interest expense	625
Provision for income taxes	410
Loss on early extinguishment of debt	6
Impairment on investment	86
Other (income) expense, net	29
Depreciation expense	369
Other amortization	160
Amortization of intangibles	129
EBITDA	$2,978
Items affecting comparability:
Restructuring and integration expenses	$240
Transaction costs	8
Productivity	114
Nonroutine legal matters	68
Stock compensation	24
Mark to market	34
COVID-19	68
Adjusted EBITDA	$3,534

June 30,
2020
Principal amounts of:
Commercial paper notes	$410
Term loan	650
Senior unsecured notes	13,225
Total principal amounts	14,285
Less: Cash and cash equivalents	149
Total principal amounts less cash and cash equivalents	$14,136

June 30, 2020 Management Leverage Ratio	4.0

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(Unaudited)

(in millions)	THIRD QUARTER OF 2019	FOURTH QUARTER OF 2019	FIRST SIX MONTHS OF 2020	LAST TWELVE MONTHS
Net income	$304	$406	$454	$1,164
Interest expense	158	157	310	625
Provision for income taxes	109	144	157	410
Loss on early extinguishment of debt	—	2	4	6
Impairment on investment	—	—	86	86
Other (income) expense, net	9	4	16	29
Depreciation expense	99	87	183	369
Other amortization(1)	46	38	76	160
Amortization of intangibles	31	32	66	129
EBITDA	$756	$870	$1,352	$2,978
Items affecting comparability:
Restructuring and integration expenses	$74	$62	$104	$240
Transaction costs	7	1	—	8
Productivity	34	20	60	114
Nonroutine legal matters	12	21	35	68
Stock compensation	3	6	15	24
COVID-19	—	—	68	68
Mark to market	9	(46)	71	34
Adjusted EBITDA	$895	$934	$1,705	$3,534
(1) Other amortization was added to the EBITDA calculation in the first quarter of 2020.

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the first six months of 2020 and 2019, there were no certain items excluded for comparison to prior year periods.

	First Six Months
(in millions)	2020	2019
Net cash provided by operating activities	$1,062	$1,203
Purchases of property, plant and equipment	(276)	(118)
Proceeds from sales of property, plant and equipment	202	19
Free Cash Flow	$988	$1,104

RECONCILIATION OF CERTAIN CURRENCY NEUTRAL ADJUSTED FINANCIAL RESULTS
(Unaudited)
Net sales, adjusted income from operations and adjusted earnings per share, as adjusted to currency neutral: These adjusted financial results are calculated on a currency neutral basis by converting our current-period local currency financial results using the prior-period foreign currency exchange rates.

	For the Second Quarter of 2020
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Net sales	5.4%	6.2%	(16.5)%	(14.9)%	1.8%
Impact of foreign currency	0.4%	0.1%	0.3%	16.3%	1.1%
Net sales, as adjusted to currency neutral	5.8%	6.3%	(16.2)%	1.4%	2.9%

	For the Second Quarter of 2020
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Adjusted income from operations	9.7%	41.6%	(9.8)%	15.0%	10.4%
Impact of foreign currency	0.3%	—%	0.5%	15.0%	0.7%
Adjusted income from operations, as adjusted to currency neutral	10.0%	41.6%	(9.3)%	30.0%	11.1%

	For the First Six Months of 2020
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Net sales	3.0%	7.5%	(8.8)%	(7.8)%	3.0%
Impact of foreign currency	0.1%	0.1%	0.2%	10.9%	0.7%
Net sales, as adjusted to currency neutral	3.1%	7.6%	(8.6)%	3.1%	3.7%

	For the First Six Months of 2020
	Coffee	Packaged	Beverage	Latin America
Percent change	Systems	Beverages	Concentrates	Beverages	Total
Adjusted income from operations	6.6%	34.9%	(6.3)%	56.3%	10.3%
Impact of foreign currency	0.2%	—%	0.3%	15.6%	0.5%
Adjusted income from operations, as adjusted to currency neutral	6.8%	34.9%	(6.0)%	71.9%	10.8%

	For the Second Quarter of 2020	For the First Six Months of 2020
Adjusted diluted earnings per share	$0.33	$0.62
Impact of foreign currency	—	—
Adjusted diluted earnings per share, as adjusted to currency neutral	$0.33	$0.62

The following table sets forth our reconciliation of significant COVID-19-related expenses. However, employee compensation expense and employee protection costs, which impact our SG&A expenses and cost of sales, are included as the COVID-19 item affecting comparability and is excluded in our Adjusted financial measures. In addition, reported amounts under U.S. GAAP also include additional costs, not included as the COVID-19 item affecting comparability, as presented in tables below.

	Items Effecting Comparability(1)
(in millions)	Employee Compensation Expense(2)	Employee Protection Costs(3)	Allowances for Expected Credit Losses(4)	Inventory Write-Downs(5)	Total
For the second quarter of 2020:
Coffee Systems	$7	$2	$—	$8	$17
Packaged Beverages	38	16	—	—	54
Beverage Concentrates	—	—	4	—	4
Latin America Beverages	—	—	—	—	—
Unallocated corporate costs	—	—	—	—	—
Total	$45	$18	$4	$8	$75

For the first six months of 2020:
Coffee Systems	$7	$2	$2	$8	$19
Packaged Beverages	41	18	8	—	67
Beverage Concentrates	—	—	4	—	4
Latin America Beverages	—	—	—	—	—
Unallocated corporate costs	—	—	—	—	—
Total	$48	$20	$14	$8	$90

(1)	Employee compensation expense and employee protection costs are both included as the COVID-19 items affecting comparability in the reconciliation of our Adjusted Non-GAAP financial measures.

(2)	Reflects temporary incremental frontline incentive pay and the associated taxes in order to maintain essential operations during the COVID-19 pandemic. Impacts both cost of sales and SG&A expenses.

(3)	Includes costs associated with personal protective equipment, temperature scans, cleaning and other sanitization services. Impacts both cost of sales and SG&A expenses.

(4)
Allowances reflect the expected impact of the economic uncertainty caused by COVID-19, leveraging estimates of credit worthiness, default and recovery rates for certain of our customers. Impacts SG&A expenses.

(5)	Inventory write-downs include obsolescence charges of $8 million for both the second quarter and first six months of 2020. Impacts cost of sales.